KANSAS CITY LIFE INSURANCE COMPANY
SECTION 906 CERTIFICATION
Third Quarter 2003

The undersigned certify that the registrant’s Form 10-Q report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d) and that information contained in the report fairly represents, in all material respects, the financial condition and results of operations of the registrant.

/s/R. Philip Bixby
R. Philip Bixby
President, Chief Executive Officer,
and Vice Chairman of the Board

/s/Tracy W. Knapp
Tracy W. Knapp
Senior Vice President, Finance

Date: November 13, 2003

A signed original of this written statement required by Section 906 has been provided to Kansas City Life Insurance Company and will be retained by Kansas City Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.